UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2013

ENCORE BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	5182	26-3597500
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

2215-B Renaissance Drive
Las Vegas, NV 89119

(310) 699-9937
(Address and telephone number of registrant’s principal executive offices)

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

[   ]  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On Sept 16, 2013 the Company entered into a material definitive agreement and escrow where by Pacific Stock Transfer will become the new transfer agent for the company and PST will pay off the balance of monies owed to West Coast Stock Transfer by the company.

Item 3.02 Unregistered Sales of Equity Securities

On September 27, the Board Of Directors approved the issuance of 3,000,000 shares of common stock in lieu of cash to Alex McKean as compensation for his services acting as Chief Financial Officer during the years 2009 to 2012.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, the board accepted the resignation of David Cheshier effective as of the close of business September 30, 2013. On October 9, the board elected Michael Kromnick to the Board of Directors.

Item 9.01    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits

EX 99.1  Escrow Agreement dated September 16th between the company and Pacific Stock Transfer Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BRANDS, INC.

October 11, 2013	By: /s/ Alex G. McKean
Alex G. McKean
Chief Financial Officer